Exhibit 5.1

March 15, 2012

L.B. Foster Company
415 Holiday Drive
Pittsburgh, Pennsylvania 15220

Re:	2006 Omnibus Incentive Plan (the "Plan")
400,000 Additional Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to L.B. Foster Company, a Pennsylvania corporation (the “Corporation”), in connection with the proposed issuance by the Corporation of up to 400,000 shares (the “Shares”) of the Corporation’s common stock, par value $.01 per share, pursuant to the terms of the L.B. Foster Company 2006 Omnibus Incentive Plan (the “Plan”).

In connection with such proposed issuance, we have examined the Plan, the Articles of Incorporation of the Corporation, the By-Laws of the Corporation, as amended, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the Shares (the “Registration Statement”), and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein.  In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Shares have been duly issued and delivered pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.  It is understood that this opinion is to be used only in connection with the sale of the Shares while the Registration Statement is in effect.

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By: /s/ Brian Novosel
Brian Novosel
Assistant Vice President - Opinions